UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2021

UAS Drone Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55504	47-3052410
(Commission File Number)	(IRS Employer Identification No.)

1 Etgar Street, Tirat-Carmel, Israel	3903212
(Address of Principal Executive Offices)	(Zip Code)

011-972-4-8124101

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2021, the board of directors (the “Board”) of UAS Drone Corp. (the “Company”) approved the 2021 Equity Incentive Plan (the “2021 Plan”) pursuant to which the Company may issue awards, from time to time, consisting of non-qualified stock options, restricted stock grants and restricted stock units (“RSUs”). In addition, stock option awards that qualify under Section 102 of the Israeli Tax Ordinance (New Version) 1961 (the “ITO”), and/or under Section 3(i) of the ITO, may be granted. A summary of the 2021 Plan is found below.

Purpose and Eligible Individuals. The purpose of the 2021 Plan is to retain the services of valued key employees, directors and consultants of the Company and such other persons as the Board determines and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the stockholders of the Company, to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants, directors and other persons selected by the Board. Under the 2021 Plan, awards may be granted to our officers, directors, employees and consultants or the officers, directors, employees and consultants of our subsidiaries. Because the grant of awards under the 2021 Plan will be within the discretion of the Board, it is not possible to determine the awards that will be made to executive officers or directors under the 2021 Plan.

Shares Subject to the 2021 Plan. The total number of awards to acquire shares of the Company’s common stock may not exceed 4,800,000 shares. To the extent that an award lapses or is forfeited, the shares subject to such Award will again become available for grant under the terms of the 2021 Plan.

Administration. The Board will administer awards under the 2021 Plan. Subject to the terms of the 2021 Plan, the Board’s authority includes the authority to: (1) select or approve award recipients; (2) determine the terms and conditions of awards, including the price to be paid by an award recipient with respect to the award; and (3) interpret the 2021 Plan and prescribe rules and regulations for its administration.

Stock Options. The Board may grant nonqualified stock options for U.S. tax purposes and under Section 102 or 3(i) of the ITO. The Board determines the number of shares of common stock subject to each option. The Board determines the exercise price of an option, its duration and the manner and time of exercise. However, in no event shall an option be exercisable more than ten years following the grant date thereof. The exercise price of an option may be paid in cash, in shares of common stock owned by optionee by means of a net exercise, or by means of a “cashless exercise” procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the optionee’s notice of exercise and confirmation by us that we will issue and deliver to the broker that number of shares of common stock having an aggregate fair market value equal to the exercise price, or any combination of the foregoing.

Options granted under the 2021 Plan and the rights and privileges conferred by the 2021 Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution or, at the discretion of the Board, to certain family members or trusts, partnerships or limited liability companies of certain family members.

Stock Grants. The Board may issue shares of common stock to recipients with restrictions, as determined by it in its discretion, as well as RSUs, which are contractual commitments to deliver shares of common stock pursuant to a vesting schedule. Restrictions may include conditions that require the recipient to forfeit the shares (or the right to receive shares) in the event that the holder ceases to provide services to us. The recipient of a stock grant, including a stock grant subject to restrictions, unless otherwise provided for in a restricted stock agreement, has the rights of a stockholder of ours to vote and to receive payment of dividends on our common stock. Holders of RSUs and options do not enjoy voting and dividend rights until the award is settled in actual shares of common stock or the option is exercised, as the case may be. A holder of RSUs may, however, receive dividend equivalents prior to settlement.

Effect of Certain Corporate Transactions. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution on the Company’s common stock other than an ordinary cash dividend, the Board shall make equitable adjustments to awards as it, in its sole discretion, deems appropriate. In the case of (1) a merger or consolidation of the Company with or into another entity pursuant to which all of its common stock is cancelled or converted into or exchanged for the right to receive cash, securities or other property, (2) any transfer or disposition of all of the Company’s common stock for cash, securities or other property pursuant to a share exchange or other transaction, (3) the sale or other disposition of all or substantially all of the Company’s assets, or (4) any liquidation or dissolution of the Company, the Board may take any of a number of actions including providing for the assumption of awards, the termination of awards (with advance notice permitting exercise), awards to become exercisable at or prior to the event, the liquidation of awards or any combination of the foregoing.

Performance Goals. If the Board desires to tie an award (or the vesting of an award) to performance goals, the performance goals selected by the Board will be based on the achievement of specified levels of a combination of factor as selected by the Board.

Further Amendments to the 2021 Plan. The Board may, at any time, modify, amend or terminate the 2021 Plan or modify or amend awards granted under the 2021 Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable laws. Except as otherwise provided in the 2021 Plan or an award agreement, no amendment will adversely affect outstanding awards without the consent of the recipient. Any termination of the 2021 Plan will not terminate Awards then outstanding, without the consent of the recipient.

Term of the 2021 Plan. Unless sooner terminated by the Board, the 2021 Plan will terminate on the day prior to the tenth (10th) anniversary of its adoption by the Board, or May 26, 2031. No award may be granted after such termination or during any suspension of the 2021 Plan.

The forgoing descriptions of the 2021 Plan is qualified by reference to the full text of the document, a copy of each of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit
10.1	UAS Drone Corp. 2021 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UAS DRONE CORP.

Dated: May 28, 2021	By:	/s/ Shlomo Zakai
		Name:	Shlomo Zakai
		Title:	CFO

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